UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Compensation of Non-Employee Directors
     On March 4, 2008, the Board of Directors of Digital River, Inc. (the “Company”) approved minor modifications to the compensation program for the Company’s non-employee directors. Under the program, non-employee directors will continue to receive cash compensation in the amount of $2,500 for each regular meeting of the Board they attend in person, which compensation decreases to $1,000 if the meeting is attended telephonically. Beginning in 2008, non-employees directors will receive cash compensation in the amount of $1,000 for telephonic special meetings of the Board (meetings other than regularly scheduled quarterly meetings), and each committee member will receive $1,000 for attending special telephonic meetings of their respective committees. In addition, each non-employee director will continue to receive an annual retainer in the amount of $15,000, payable quarterly. Further, each non-employee director will continue to receive an annual restricted stock grant of 5,000 shares of the Company’s common stock, which vests annually, one-third per year, over a three-year period. This structure is designed to further align the directors’ interests with the interests of the Company’s stockholders and to provide the directors with an incentive to maximize long-term stockholder value.
     In addition to the aforementioned restricted stock grants, which are made to all non-employee directors, the chairmen of the Compensation, Nominating and Governance, and Finance Committees each will continue to receive additional annual restricted stock grant of 1,000 shares; the chairman of the Audit Committee will continue to receive an additional annual restricted stock grant of 2,000 shares; members of the Audit Committee (other than the chairman) will continue to receive an annual restricted stock grant of 1,000 shares; and the Board’s Lead Director will continue to receive an annual restricted stock grant of 1,500 shares. All of these restricted stock grants will vest annually, one-third per year, over a three year period. The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors. A summary of the above described program is filed as Exhibit 99.1 hereto. On March 4, 2008, the Board of Directors made restricted stock grants to the non-employee directors in accordance with the compensation program described above. In addition, the directors will continue to be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.
Compensation of Chief Executive Officer
     On March 4, 2008, upon recommendation of the Compensation Committee of the Board, the Board approved an annual bonus for the Company’s Chief Executive Officer’s performance during the fiscal year ended December 31, 2007 in the amount of $500,000. Mr. Ronning’s salary remains unchanged at $450,000 per year. In addition, the Chief Executive Officer received a grant of an option to purchase 100,000 shares of the Company’s common stock, which will vest quarterly over a four-year period, and a grant of 25,000 performance-based shares, which will vest in accordance with the performance-based share program described below.
Compensation of Chief Financial Officer
     On March 4, 2008, upon recommendation of the Compensation Committee of the Board, the Board approved an annual bonus for the Company’s Chief Financial Officer’s performance during the fiscal year ended December 31, 2007 in the amount of $200,000. Mr. Donnelly’s salary remains unchanged at $300,000 per year. In addition, the Chief Financial Officer received a grant of an option to purchase 45,000 shares of the Company’s common stock, which will vest quarterly over a four-year period, and a grant of 22,500 performance-based shares, which will vest in accordance with the performance-based share program described below.
     On March 4, 2008, the Board of Directors also approved an amendment and restatement of the Chief Financial Officer’s change in control and severance agreement, to provide that all of his equity compensation awards will accelerate vesting in the event of Mr. Donnelly’s termination of employment (other than an involuntary termination for cause or a voluntary termination without good reason), a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Compensation of Vice President and General Counsel
     On March 4, 2008, upon recommendation of the Compensation Committee of the Board, the Board approved an annual bonus for the Company’s Vice President and General Counsel’s performance during the fiscal year ended December 31, 2007 in the amount of $78,750, and adjusted his base annual salary, effective immediately, to $250,000 per year. In addition, the Vice President and General Counsel received a grant of an option to purchase 10,000 shares of the Company’s common stock, which will vest quarterly over a four-year period, and a grant of 8,000 performance-based shares, which will vest in accordance with the performance-based share program described below.
     In addition, the Board of Directors approved a change of control and severance agreement with the Company’s Vice President and General Counsel which provides, among other things, for severance payments and acceleration of vesting in the event of the Vice President and General Counsel’s termination, other than for cause. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 99.3 hereto and is incorporated by herein reference.
     A summary of the above described changes to the Company’s executive officers’ compensation program is filed as Exhibit 99.4 hereto.
Performance-Based Shares
     On March 4, 2008, the Compensation Committee granted performance-based shares to the Company’s named executive officers and other eligible employees of the Company. The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of the Company’s 2007 Equity Incentive Plan. Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period. With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals will be based on objective performance criteria established in advance by the Compensation Committee that are measured in terms of one or more of the following objectives: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share, as approved by the Company’s shareholders.
     For the 2008 fiscal year, performance-based shares shall vest upon the attainment of performance goals related to revenue and operating income. If, and only if, the performance goals are attained, the shares will vest 25% on the first anniversary of the date of grant, and 25% thereafter on the second, third and fourth anniversaries of the date of grant. If the performance goals for fiscal year 2008 are not attained, then the performance-based shares will be forfeited. All performance-based shares are granted under the 2007 Equity Incentive Plan and are subject to the terms and conditions of the plan and the Performance Share Agreement, a form of which is filed as Exhibit 99.5 hereto and is incorporated herein by reference.
Performance Bonus Plan
     On March 4, 2008, the Board adopted the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”). The Company’s named executive officers are eligible to participate in the Performance Bonus Plan. The Performance Bonus Plan is generally administered by the Compensation Committee. In addition, the Board of Directors may select another committee composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”)) to administer the Performance Bonus Plan. The Performance Bonus Plan generally provides for the grants of awards, as determined by the Compensation Committee, to a participant based on that participant’s level of attainment of certain specified performance goals during a specified performance period. With respect to awards intended to qualify as performance-based compensation for purposes of Section 162(m), the applicable performance goals will be based on objective performance criteria established in advance by the Compensation Committee that are measured in terms of one or more of the following objectives: revenues; earnings per share; new market growth; employee satisfaction surveys; customer feedback surveys; and enhancement of internal systems. The foregoing performance criteria may relate to the Company, one or more of its affiliates, or one or more of its or their divisions or units, or departments or functions, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine.

     The Compensation Committee will establish for each performance period a maximum award (and, if the Compensation Committee deems appropriate, a floor, threshold, and/or target award) and goals relating to Company, subsidiary, divisional, departmental, and/or functional performance for each participant. Awards will be earned by each participant based upon the level of attainment of his or her goals during the applicable performance period; provided that the Compensation Committee may reduce the amount of any award in its sole and absolute discretion. As soon as practicable after the end of the applicable performance period, the Compensation Committee will determine the level of attainment of the goals for each participant and the award to be made to each participant. Awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Compensation Committee. Payment of bonus awards will be made in the form of cash. No award intended to qualify as performance-based compensation for purposes of Section 162(m) may be paid pursuant to the Performance Bonus Plan unless and until the shareholders of the Company have approved the Performance Bonus Plan in a manner which complies with the shareholder approval requirements of Section 162(m); and no such award will be paid until the Compensation Committee has certified the level of attainment of the applicable performance criteria. The maximum amount of an award that is intended to qualify as performance-based compensation for purposes of Section 162(m) to a single participant shall not exceed $1,124,000. The foregoing description of the Performance Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan, a copy of which is filed as Exhibit 99.6 hereto and incorporated herein by reference.
Fiscal 2008 Cash Bonus Opportunities
     On March 4, 2008, the Compensation Committee set the targets and performance criteria for the fiscal 2008 cash bonus opportunities for the named executive officers. These targets and performance criteria were set pursuant to the Performance Bonus Plan. The following table sets forth the target and maximum cash bonus opportunity for each of the named executive officers for fiscal 2008.

	Target Bonus	Maximum Bonus
Joel A. Ronning	$562,000	$1,124,000
Thomas M. Donnelly	$300,000	$300,000
Kevin L. Crudden	$125,000	$125,000
     For fiscal 2008, each named executive officer’s cash bonus opportunity is based upon the achievement of performance criteria relating to revenue, operating income, new market growth, employee satisfaction surveys, customer satisfaction surveys and internal systems enhancement. The fiscal 2008 weightings of the performance criteria are as follows: 30% revenue, 30% operating income, 10% new market growth, 10% employee satisfaction surveys, 10% customer satisfaction surveys and 10% internal systems enhancement.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Summary of Compensation Program for Non-Employee Directors.

99.2	Amended and Restated Change in Control and Severance Agreement with Thomas M. Donnelly.

99.3	Change in Control and Severance Agreement with Kevin L. Crudden.

99.4	Summary of Compensation Program for Executive Officers.

99.5	Form of Performance Share Agreement.

99.6	Performance Bonus Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: March 7, 2008	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Summary of Compensation Program for Non-Employee Directors.

99.2	Amended and Restated Change in Control and Severance Agreement with Thomas M. Donnelly.

99.3	Change in Control and Severance Agreement with Kevin L. Crudden.

99.4	Summary of Compensation Program for Executive Officers.

99.5	Form of Performance Share Agreement.

99.6	Performance Bonus Plan.